PRESS RELEASE                                                     EXHIBIT 99.1

                               [L-3 LOGO OMITTED]

                                                                            NEWS

Contact:   Cynthia Swain
           Vice President, Corporate Communications
           L-3 Communications
           212-697-1111

                                                           For Immediate Release

Contact:   Financial Dynamics
           Investors: Eric Boyriven, Olivia Pirovano
           Media Contacts: Evan Goetz
                212-850-5600

          L-3 COMMUNICATIONS ANNOUNCES RETIREMENT OF ROBERT V. LAPENTA
      -- MICHAEL T. STRIANESE TO SUCCEED HIM AS CHIEF FINANCIAL OFFICER --

NEW YORK, NY, December 27, 2004 - L-3 Communications (NYSE: LLL) announced today that Robert V. LaPenta has decided to retire as L-3's president and chief financial officer effective April 1, 2005. Mr. LaPenta will also be leaving
L-3's Board of Directors. Upon his departure, Frank C. Lanza, L-3's chairman and chief executive officer, will assume the responsibilities of president of the company during an interim period, and Michael T. Strianese will succeed Mr.
LaPenta as chief financial officer.

"Bob was a co-founder of L-3, which would not have been possible without him. He was instrumental in L-3's growth from a spin-off from Lockheed Martin with $650 million in annualized revenues in 1997 to an S&P 500 company with an estimated
$6.8 billion in revenues in 2004 and a market capitalization of approximately $9 billion," said Frank C. Lanza. "Bob leaves L-3 well positioned, with a world-class financial organization and a strong balance sheet that will support
L-3's future growth. We wish Bob well in his future endeavors."

Mr. LaPenta added, "I'm proud of the company we've built in L-3 and what I was able to accomplish both professionally and personally with a great team supporting me at both the corporate and divisional level. In 1997, our goal was to build a preeminent defense electronics company. I am pleased to say that we have achieved this goal and that L-3 is positioned well for future growth."

With 25 years of experience in finance, including 15 years in the defense industry, Mr. Strianese, 48, joined L-3 at its inception in 1997. He began as vice president - finance and controller, and was promoted to senior vice president - finance in March, 2001.

Mr. Lanza added, "Mike has been a longtime protege of Bob's, having worked with him for nearly 15 years, and is well prepared to build on the strong foundation
Bob has set for the company. For nearly

eight years, he has been a well respected member of L-3's senior management team who has also been integral to L-3's success and growth. Since joining the company at its formation, he has worked with each of our operating divisions, helping them to achieve their financial goals, and has also been an invaluable member of our mergers and acquisitions team."

The company also reiterated its previous financial guidance for 2004:

     o    2004 sales to grow in excess of 34% to about $6.8 billion, including organic sales growth of between 13% and 14%, with the remaining growth coming from acquired businesses

     o    2004 diluted earnings per share of approximately $3.33 (excluding the
          $0.03 charge for the retirement of L-3's 8% $200 million Senior
          Subordinated Notes)

     o    Free cash flow generation for 2004 of about $460 million

For additional details regarding the company's 2004 financial guidance, please refer to the company's press releases dated October 26, 2004 and November 12,
2004.

Headquartered in New York City, L-3 Communications is a leading provider of
Intelligence, Surveillance and Reconnaissance (ISR) systems, secure communications systems, aircraft modernization, training and government services and is a merchant supplier of a broad array of high technology products. Its customers include the Department of Defense, Department of Homeland Security,
selected U.S. Government intelligence agencies and aerospace prime contractors.

To learn more about L-3 Communications, please visit the company's web site at
www.L-3Com.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Forms 10-K and 10-Q, with the Securities and Exchange Commission. The forward-looking statements speak only as of the date made, and the company undertakes no obligation to update these forward-looking statements.

                                      # # #